As filed with the Securities and Exchange Commission on November 19, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	7373	52-0880974
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19866 Ashburn Road
Ashburn, Virginia 20147
(703) 724-3800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Wood
Chairman and Chief Executive Officer
19866 Ashburn Road
Ashburn, Virginia 20147
(703) 724-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher R. Johnson Scott R. Wilson Miles & Stockbridge P.C. 100 Light Street Baltimore, Maryland 21202 (410) 727-6464	Jefferson V. Wright Executive Vice President and General Counsel 19866 Ashburn Road Ashburn, Virginia 20147 (703) 726-2704	Jonathan H. Talcott Gary M. Brown E. Peter Strand Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Suite 900 Washington, D.C. 20001 (202) 689-2800

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-249334)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	3,008,304	$17.00	$51,141,168	$5,579.50

(1)
Represents only the additional number of shares being registered and includes shares of common stock issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-249334).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(3)
The Registrant previously registered 14,205,883 shares of common stock with an aggregate offering price not to exceed $255,705,894 on a Registration Statement on Form S-1, as amended (File No. 333-249334), which was declared effective by the Securities and Exchange Commission on November 18, 2020, for which a filing fee of $27,897.51 was previously paid. In accordance with Rule 462(b) under the Securities Act, as additional amount of securities having a proposed aggregate offering price of $51,141,168 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Telos Corporation, a Maryland corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249334) (the “Prior Registration Statement”), initially filed by the Registrant on October 6, 2020, and declared effective by the Securities and Exchange Commission on November 18, 2020. This Registration Statement covers the registration of an additional 3,008,304 shares of common stock, par value $0.001 per share, of the Registrant. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-249334) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Miles & Stockbridge P.C.

23.1	Consent of BDO USA, LLP, independent registered accounting firm for the Company

23.2	Consent of Miles & Stockbridge P.C. (included on Exhibit 5.1)

24	Power of Attorney (Incorporated by reference to Exhibit 24 filed with the Company’s Statement on Form S-1, as amended, on November 16, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, Commonwealth of Virginia on the 19th day of November, 2020.

TELOS CORPORATION

By:	/s/ John B. Wood
Name: John B. Wood
Title: Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John B. Wood*	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 19, 2020
John B. Wood

/s/ Michele Nakazawa*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2020
Michele Nakazawa

/s/ Bernard C. Bailey*	Director	November 19, 2020
Bernard C. Bailey

/s/ David Borland*	Director	November 19, 2020
David Borland

/s/ John W. Maluda*	Director	November 19, 2020
Major General John W. Maluda (USAF, Ret.)

/s/ Robert J. Marino*	Director	November 19, 2020
Robert J. Marino

/s/ Bonnie Carroll*	Director	November 19, 2020
Bonnie Carroll

/s/ Fredrick Schaufeld*	Director	November 19, 2020
Fredrick Schaufeld

/s/ Andrew R. Siegel*	Director	November 19, 2020
Andrew R. Siegel

/s/ William H. Alderman*	Director	November 19, 2020
William H. Alderman

*	Indicates that such individual signed their name pursuant to the power of attorney previously filed as Exhibit 24 to the Prior Registration Statement.